EX-10.6

                            ASSIGNMENT OF RIGHTS AND
                                EXCLUSIVE LICENSE
            AND ASSUMPTION OF OBLIGATIONS AND SALE OF CERTAIN ASSETS

AGREEMENT FOR ASSIGNMENT OF RIGHTS AND LICENSE AND ASSUMPTIONS OF OBLIGATIONS ("Agreement"), for certain Intellectual Property and for Inventory, is made February __, 2004, between Homeland Safety Training, Inc., ("HSTi"), and Sonoma College, Inc., a California corporation ("Company").

                                    RECITALS

WHEREAS HSTi has acquired the Intellectual Property, Inventory, and other assets of Victory Technology, Inc. ("Victory"), and

WHEREAS Company desires to obtain the Intellectual Property and acquire the Inventory that HSTi obtained from Victory,

NOW, THEREFORE, HSTi and Company, in consideration of the agreements and covenants set forth in this Agreement and subject to the satisfaction of the conditions set forth herein, agree as follows;

                                   ARTICLE 1.
                                   DEFINITIONS

SECTION 1.1. INTELLECTUAL PROPERTY. "Intellectual Property" shall mean all intangible personal property, whether deemed patents, copyrights, trademarks, service marks, trade names, masks, trade secrets and licenses, together with any goodwill, owned by HSTi or for which HSTi has a license, that HSTi acquired from Victory, and including any revisions, enhancements or derivative works made by HSTi subsequent to the acquisition by HSTi, all as set forth Schedule 1.

                                   ARTICLE 2.
                             ASSIGNMENT AND LICENSE

SECTION 2.1. STATEMENT OF ASSIGNMENT. For valuable consideration received, HSTi assigns to Company, HSTi's entire right, title, and interest in and to the Intellectual Property, including goodwill, as set forth in Schedule 1.A. for which can assign such rights.

SECTION 2.2. SCOPE OF ASSIGNMENT. By this Assignment, HSTi delegates to Company all of HSTi's duties and obligations under the Intellectual Property subject to previous non-exclusive grants as disclosed in Schedule 1.C No share, interest, license or assignment, or other right to any or all of the Intellectual Property has been transferred, assigned, or granted to any other party except as disclosed to Company in this Agreement in Schedule 1.C.

SECTION 2.3. GRANT OF EXCLUSIVE LICENSE. HSTi hereby grants to Company an exclusive, world-wide, right and license to make, use, market, sell and offer for sale the Intellectual Property, as set forth in Schedule 1.B., subject to previous non-exclusive grants as disclosed in Schedule 1.C.

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                                   ARTICLE 3.
                       PAYMENTS FOR ASSIGNMENT AND LICENSE

SECTION 3.1. PAYMENT. In consideration of the assignments and licenses granted the Company under Article 2 of this Agreement, the Company agrees to grant options to HSTi on the Company's stock equal to in value of $200,000, as of June 30, 2007, provided that the granting of such options shall be accelerated in the same manner of John Stalcup's options under section 3.4.3 of his employment agreement.

SECTION 3.2. SALES TAXES. Company will pay all sales taxes associated with the licensing of the Intellectual Property or the sale of Inventory, if any.

SECTION 3.3. NO ASSUMPTION OF THIRD PARTIES' LIABILITIES. The Parties do not assume the debts of any third party.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF HSTi

Section 4.1. RIGHTS TO INTELLECTUAL PROPERTY. The Intellectual Property includes all rights necessary for Company to use the Intellectual Property without the need for any license or consent from any third person. To the best of the knowledge of HSTi, the past conduct of HSTi's business and use of the Intellectual Property in HSTi's business does not infringe on any rights of any third parties, and no third party, to the knowledge of HSTi, asserted or threatened to asset against HSTi any claim of infringement of the rights of the third party by the use of the Intellectual Property. HSTi owns or has the right under license to make, use sell, offer to sell, import, export, copy, publicly display, publicly perform, create derivative works of, distribute, license, and bring actions for the infringement of the Intellectual Property. HSTi has not granted any third party any outstanding licenses or other rights to any of the Intellectual Property, except as set forth in Schedule 1. HSTi is not liable for, no has made any contract or arrangement by which HSTi is liable to any person for any royalty, fee or other compensation for the use of any derivative work based on or disposition of any of the Intellectual Property. The parties recognize that Whitney Evans as a co-owner of the rights HSTi obtained from Victory, and to the extent allowed under federal law, has the right to exploit the Intellectual Property.

SECTION 4.2. CONSENTS AND APPROVALS; NO VIOLATIONS. HSTi is not aware of any filing, permit, authorization, consent, or approval of any public body, authority, or other third party which is necessary for the consummation by HSTi of the transactions contemplated by this Agreement.

SECTION 4.3. GOOD TITLE TO ASSETS. HSTi represents and warrants that it is the owner, and has good and marketable title to, the Intellectual Property, free of any liens, encumbrances, security interests or rights of others, except as set forth in Schedule 1, and elsewhere in this Agreement. With the exception of this Agreement, there are no agreements, understandings or commitments binding upon HSTi for the sale or other disposition of any of the Intellectual Property and Inventory or any interest therein, except as set forth in Schedule 1, and elsewhere in this Agreement.

SECTION 4.4. AUTHORITY. As of the date of execution of this Agreement, HSTi shall have due corporation authority for its execution and consummation of this Agreement under the California Corporations Code.

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SECTION 4.5.  NO ENCUMBRANCES. HSTi represents and warrants that it has not incurred any liability on behalf of the HSTi, other than attorneys' fees and accounting costs incurred in connection with this Agreement and other than as disclosed on Schedule 1.

SECTION 4.6. CO-OWNERSHIP OF ASSETS. The parties acknowledge that Whitney Evans is a co-owner of the Assets and he has the right to assign or license his interest in the Intellectual Property. However, his interest in the Assets does not prohibit the parties from entering into this Agreement. HSTi and Stalcup agree to assign to Company any funds either receives for the use of the Intellectual Property by Whitney Evans as described under 1A of Schedule 1, to create any products that compete with the Company.

                                   ARTICLE 5.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.1. CONSENTS AND APPROVALS OF THIRD PARTIES: NO VIOLATIONS. Company is not aware of any filing, permit, authorization, consent or approval of any public body, authority or other third party, which is necessary for the consummation by Company of the transactions contemplated by this Agreement.

SECTION 5.2. CONSENT OF COMPANY. The execution and delivery of this agreement and the consummation of this transaction by Company have been duly authorized, and no further corporate authorization is necessary on the part of Company.

SECTION 5.3. CONDITION OF THE ASSETS. Company has investigated the Intellectual Property and Inventory and is satisfied as to their condition, and will purchase the same at the Closing, subject to fulfillment of all other conditions herein.

SECTION 5.4. NO ENCUMBRANCES. Company represents and warrants that it has not incurred any liability on behalf of HSTi.

                                   ARTICLE 6.
                                    COVENANTS

SECTION 6.1. OBTAINING PERMITS AND CONSENTS. The parties agree to use their best efforts to obtain all permits and consents of any third parties that are requisite to consummation of the Agreement as contemplated hereunder.

SECTION 6.2. FURTHER ACTS. The parties agree to perform any and all acts, and to execute any and all documents reasonably necessary to accomplish the Agreement as contemplated hereunder.

SECTION 6.3. MARKETING EFFORTS. Company shall use best efforts, to effect the introduction of the Intellectual Property into the courses, course materials and bookstores of Company.

                                   ARTICLE 7.
                                  MISCELLANEOUS

SECTION 7.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations,

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warranties and covenants made herein, and the covenants made in this Agreement shall survive beyond the Closing Date.

SECTION 7.2. BROKERAGE FEES, COMMISSIONS AND EXPENSES. The parties acknowledge that no person or entity is entitled to receive from HSTi or Company, any brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby. Each party agrees to bear its own expenses with respect to any legal or consulting services obtained by such party with respect to this Agreement.

SECTION 7.3. LIMITATIONS ON WARRANTY AND REMEDIES. HSTi MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS OR MERCHANTABILITY, REGARDING OR WITH RESPECT TO THE SUBJECT INTELLECTUAL PROPERTY, AND HSTi MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, OF THE PATENTABILITY OF THE SUBJECT TECHNOLOGY OR THAT THE INTELLECTUAL PROPERTY SHALL BE FREE FROM INFRINGEMENT OF ANY PATENT. HSTi SHALL NOT BE LIABLE FOR COMPANY'S LOSS OF PROFITS, BUSINESS GOODWILL OR OTHER CONSEQUENTIAL DAMAGE, DESPITE ANY FAILURE TO REPAIR OR REPLACE THE GOODS. COMPANY HAS ACCEPTED THIS RESTRICTIONS ON ITS RIGHT TO RECOVER CONSEQUENTIAL DAMAGES AS PART OF ITS BARGAIN WITH HSTi.

SECTION 7.4 ENTIRE AGREEMENT. This Agreement together with the Schedules, which are incorporated herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

SECTION 7.5. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by all of the parties.

SECTION 7.6. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

SECTION 7.7. NOTICE. All Notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by FAX or by registered mail, certified mail (postage prepaid, return receipt requested), express mail or overnight courier delivery service to the respective parties as follows:



Party                      Address                          Telephone/Fax Number

Sonoma College, Inc.       Charles Newman                   (212) 977-7414
                           Port Parties                     (212) 977-8826 (fax)
                           711 12th Avenue,
                           Mezzanine Level, Suite 107
                           New York, New York, 10019

HSTi                       H. John Stalcup                  (707) 938-8863
                           P.O. Box 928
                           Glen Ellen, California 95445

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or to such other address as the person whom notice is given may have previously furnished to the other in writing in the manner set forth above.

SECTION 7.8. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and its successors and assigns, but nothing in this Agreement, express or implied, is intended to nor shall confer upon any other person any rights, benefits or remedies of any nature whatsoever.

SECTION 7.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 7.10. GOVERNING LAW. This Agreement and any disputes arising hereunder shall be interpreted and construed under, and be governed by, the local, internal laws of the State of California as such laws are applied to any act or agreement entered into in California between California residents and performed entirely within California.

SECTION 7.11. ARBITRATION. Except as otherwise provided within this Agreement, any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in Santa Rosa, California, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties authorize the arbitrators to grant equitable as well as monetary relief. In any action where the HSTi is named as a party by other than a party to this Agreement, the HSTi may name HSTi at its discretion as a party in that action for the purpose of resolving all issues and claims in one forum without resorting to arbitration. By submitting a dispute to arbitration, the parties do not waive the right to seek provisional remedies from a court, such as attachment and receivership.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

         Homeland Safety Training, Inc.

         /s/ H. John Stalcup
         -----------------------------
         by H. John Stalcup, President


         Sonoma College, Inc.


         /s/ Charles Newman
         -----------------------------
         by Charles Newman, CEO

         /s/ David Weaver
         -----------------------------
         by David Weaver, Treasurer

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                                   SCHEDULE I
                  Intellectual Property Assigned and Licensed

1.A. Intellectual Property Assigned:

All updates, modifications, and enhancements made to the MedEMT - A Learning System for Prehospital Care hardbound book, the MedEMT (CD version), and MedCollege/SafetyCollege online content to create the HSTi First Responder textbook, CD, and online material and blended online and textual material.


1.B. Intellectual Property Licensed (property not owned outright or usable concurrently in unrelated products.)

The library of medical illustrations, photographs, tables, and charts (approximately 650), video footage of first response medical procedures (approximately 1 and 1/2 hours), medical animations of first response instruction (approximate 7 minutes). MedCollege/SafetyCollege HTML-ready first response multimedia curricula (approximately 40 hours of Internet-ready content),l MedART - A&P CD software and medical illustration and photographic content, MedART - EMS CD software and medical illustration and photographic content, whether developed by HSTi or obtained from Victory on January 15, 2002.


1.C. Disclosure of Prior Grants that may impact on items listed under 1.A. or 1.B.

Agreement with Pearson, PLS, for MedEMT textbook.

Agreement with Crimcast for marketing Agreement.

Agreement with Lippencott for distribution.


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